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                     BIERWOLD, NILSON & ASSOCIATES
                      CERTIFIED PUBLIC ACCOUNTANTS
A Partnership of       1453 South Major Street           Nephi J. Bierwolf, CPA
Professional           SALT LAKE CITY, UTAH 84115        Troy Nilson, CPA
Corporations


                 Consent of Bierwolf, Nilson & Associates
                            Independent Auditors

We have issued our report dated May 17, 2002, on the financial statements of Studio Bromont, Inc., (formerly known as Petapeer Holdings, Inc.,) for the year ended December 31, 2001, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under Experts in this Registration Statement.

/s/ Bierwolf, Nilson & Associates

Bierwolf, Nilson & Associates
June 19, 2002